EXHIBIT 3.32

AMENDED AND RESTATED

OPERATING AGREEMENT FOR

SUPERIOR ALUMINUM ALLOYS, LLC

This Amended and Restated Operating Agreement is made and entered into by and between OmniSource Corporation, an Indiana corporation, as the sole member of Superior Aluminum Alloys, LLC, an Indiana limited liability company (the “Company”) and the Company.

Preliminary Statement

The Company was organized by the filing of Articles of Organization with the Indiana Secretary of State on January 29, 1997.  The Company and its initial members, OmniSource Corporation (“OmniSource”) and C.A.R.E., Inc. of Fort Wayne (“C.A.R.E.”) entered into an Operating Agreement dated February 20, 1997 (“Original Operating Agreement”) to govern certain aspects of the operations of the Company and to set forth the rights and obligations of the members and their successors and assigns.

Thereafter, OmniSource purchased the membership interest held by C.A.R.E. and thereby became the sole member of the Company.

OmniSource, as the sole member of the Company (herein the “Member”) now desires to adopt this Amended and Restated Operating Agreement to amend certain aspects of the Original Operating Agreement and to restate the terms under which the Company will be governed and the rights and obligations of its Member.

In consideration of the mutual covenants and agreements contained in this Agreement, and intending to be legally bound thereby, the undersigned parties agree to the following terms and conditions.

Article 1                                               Preliminary Provisions

1.1                     EFFECTIVE DATE OF AGREEMENT; ENFORCEABILITY.

The effective date of this Agreement (the “Effective Date”) shall be May 1, 2009.

1.2                     COMPANY’S NAME, PURPOSE, ETC.

The Company’s name, purpose, registered agent, registered office, duration and form of management shall be as set forth in the Articles.

1.3                     PRINCIPAL PLACE OF BUSINESS OF COMPANY.

The Company’s principal place of business shall be 7575 West Jefferson Blvd., Fort Wayne, IN 46804.  The Manager of the Company may change the Company’s principal place of business from time to time in the Manager’s sole discretion.

1.4                     RESERVATION OF MANAGEMENT OF COMPANY TO MANAGER; APPOINTMENT OF INITIAL MANAGER.

The management of the Company is reserved to a manager.  The Company shall be managed by a manager (the “Manager”)

The Company’s initial Manager shall be the Member.

1.5                     LIMITED LIABILITY OF MEMBER AND MANAGER.

(a)         The Member shall not be personally obligated to any third party for any debt, obligation or liability of the Company solely by reason of being a member.

(b)         The Manager shall not be personally obligated to any third party for any debt, obligation or liability of the Company solely by reason of acting as manager.

(c)          The Member and the Manager shall be liable for their conduct in their individual capacities as provided by law.

1.6                     ADMISSION OF ADDITIONAL MEMBERS.

Whether additional members shall be admitted as members of the Company shall be in the sole discretion of the Member.

1.7                     AMENDMENT OF AGREEMENT IF COMPANY HAS MULTIPLE MEMBERS

If, at any time, the Company has two or more members, the members shall, with reasonable promptness, make all amendments to this Agreement necessary to reflect their agreement concerning the allocation of the Company’s profits and losses, the allocation of management rights, and other appropriate matters.

1.8                     ANNUAL ACCOUNTING PERIOD OF COMPANY.

The Company’s annual accounting period for financial and tax purposes shall be the calendar year.

1.9                     COMPANY METHOD OF ACCOUNTING.

The Company shall use the method of accounting used by the Member.

1.10              EFFECT OF ACT.

Except as otherwise provided in this Agreement or by law, the business and internal affairs of the Company shall be governed by the Act as in effect on the Effective Date.

1.11             RELATION OF AGREEMENT TO ARTICLES.

If there is any conflict between the provisions of this Agreement and those of the Articles, the provisions of this Agreement shall prevail.

1.12              QUALIFICATION IN OTHER JURISDICTIONS.

Before conducting business on a regular basis in any jurisdiction other than this State, the Company shall file all forms and shall do all other things required under the laws, including the tax laws, of that jurisdiction in order to conduct that business.

Article 2                                               CAPITAL CONTRIBUTIONS AND LOAN

2.1                     CONTRIBUTIONS OF CASH AND NON-CASH PROPERTY.

The capital contribution to the Company made by the Member as of the Effective Date is as reflected on the records of the Company (the “Member Contribution”).

2.2                     NO DUTY TO MAKE ADDITIONAL CONTRIBUTIONS.

In addition to the Member Contribution, the Member may, but shall have no duty to, make additional contributions to the Company.

2.3                     LOANS BY MEMBER TO COMPANY.

The Member may, in its sole discretion, make loans to the Company in amounts and upon terms determined by the Member.

Article 3                                               ALLOCATIONS AND DISTRIBUTIONS OF COMPANY PROFITS

3.1                     ALLOCATIONS OF PROFITS AND LOSSES AND ALLOCATIONS OF DISTRIBUTIONS.

Only the Member shall be entitled to allocations of Company profits and losses, to allocations of distributions of Company profits and other Company assets and to distributions of Company profits and other assets.  No other person shall have any right to any such allocations or distributions.

3.2                     DECISIONS CONCERNING ALLOCATIONS, ETC.

It shall be within the sole and exclusive discretion of the Manager to decide:

(a)         Whether to make allocations of Company profits and losses to the Member;

(b)         Whether to make allocations of distributions of profits and other assets to the Member;

(c)          Whether to make distributions of profits and other assets to the Member; and

(d)         When and in what amounts to make any such allocation or distribution;

PROVIDED, that the Company shall make no such distribution to the extent that, immediately after the distribution, the Company’s liabilities would exceed its assets.

Article 4                                               COMPANY MANAGEMENT

4.1                     DECISION-MAKING.

The Manager, in the Manager’s sole discretion, shall have the exclusive right to make decisions relating to the business and internal affairs of the Company.

4.2                     SIGNING OF CONTRACTS, ETC.

The Manager, in the Manager’s sole discretion, shall have the exclusive right, power and authority to sign contracts on behalf of the Company and otherwise bind the Company with third parties.

4.3                     NO DUTY TO RECORD DECISIONS, ETC.

The Member in the Member’s capacity as a member and as the Manager shall have no duty to record in writing or otherwise any decision in the Member’s capacity as a member or manager, and the Member’s failure to make any such record shall not impair the validity of any such decision.

4.4                     OFFICERS.

The Manager may designate, appoint, assign titles to (including without limitation, President, Vice-President, Secretary and/or Treasurer) individuals, who need not be Members of the Company, who shall serve at the pleasure of the Manager, to exercise the authority of the Manager within limits prescribed by the Manager from time to time.

4.5                     METHOD OF APPOINTING AND REMOVING MANAGER AFTER INITIAL MANAGER.

The Member or the Member’s successor in its sole discretion may, without liability, appoint or remove any Manager at any time with or without cause.

4.6                     TERM OF SERVICE OF MEMBER AS MANAGER.

The term of service of the Member as Manager shall begin on the Effective Date and shall terminate on the earlier of:

(a)         The date on which the Member resigns as Manager;

(b)         The date on which the Member ceases to be a member.

4.7                     MANAGER RESIGNATION.

The Manager may, without liability, resign as Manager of the Company at any time for any reason.

4.8                     MANAGER COMPENSATION, ETC.

The Manager shall be compensated by the Company for the Manager’s services under this Agreement as Manager as the Member shall determine from time to time in the Member’s sole discretion.

4.9                     FIDUCIARY DUTIES OF MANAGER.

The Member as member and as Manager shall have no fiduciary duties toward the Company, including any duty of care or loyalty.

4.10              INDEMNIFICATION OF MANAGER.

The Company shall fully indemnify the Member for any claim against the Member in the Member’s capacity as a member or as a manager.

4.11              ADVANCEMENT OF MANAGER’S LITIGATION EXPENSES.

The Company shall advance litigation expenses to the Member for any claim against the Member in the Member’s capacity as a member or as a Manager.

Article 5                                               TRANSFERS AND PLEDGES OF COMPANY MEMBERSHIP RIGHTS AND INTERESTS

5.1                     TRANSFERS OF MEMBERSHIP RIGHTS - IN GENERAL.

The Member, in the Member’s sole discretion, may transfer (whether by sale, gift or otherwise) all or any part of the Member’s membership rights, including economic and non-economic rights, to any person at any time.  The Member may make any such transfer under any terms and conditions that the Member deems appropriate.

5.2                     PLEDGES.

The Member shall have exclusive and absolute discretion to pledge all or any part of the Member’s membership rights to any person at any time as collateral for any debt of the Member.  The Member may make any such pledge under any terms and conditions that the Member deems appropriate.

Article 6                                               COMPANY BOOKS OF ACCOUNTS, REPORTS, ETC.

The Company shall maintain on a current basis accurate books of account in accordance with financial standards normally applied to business organizations generally similar to the Company in size and business activities.

Article 7                                               DISSOLUTION.

7.1                     DEFINITION OF DISSOLUTION, WINDING UP AND LIQUIDATION.

For purposes of this Agreement:

(a)         Dissolution.  The dissolution of the Company shall mean the cessation of its normal business activities and the beginning of the process of winding it up and liquidating it.

(b)         Winding Up.  The winding up of the Company shall mean the process of concluding its existing business activities and internal affairs and preparing for its liquidation.

(c)          Liquidation.  The liquidation of the Company shall mean the sale or other disposition of its assets and the distribution of its assets (or the distribution of the proceeds of the sale or other disposition of its assets) to its creditors and to the members.

7.2                     DISSOLUTION OF COMPANY.

The Member, in the Member’s sole and absolute discretion, may determine whether and when to dissolve the Company.  The Company shall be dissolved immediately upon the Member’s deciding to dissolve it.

7.3                     FILING OF CERTIFICATE OF DISSOLUTION.

Upon determining to dissolve the Company, the Member shall file a certificate of dissolution with the Secretary of State.

7.4                     DATE OF TERMINATION OF LEGAL EXISTENCE OF COMPANY.

The certificate of dissolution shall set forth the effective date of the cancellation of the Company’s Articles.  On that date, the legal existence of the Company shall terminate.

7.5                     WINDING UP AND LIQUIDATION OF COMPANY; DISTRIBUTION OF COMPANY ASSETS.

Promptly after determining to terminate the legal existence of the Company, the Manager shall wind up its business and internal affairs, shall liquidate it, and shall distribute its assets to the Member and to creditors as required by the Act.

7.6                     SATISFACTION OF COMPANY’S KNOWN AND UNKNOWN DEBTS.

In connection with the winding-up of the Company, the Manager shall take all appropriate measures:

(a)         To comply with applicable federal and state tax laws and other laws relating to entity dissolutions; and

(b)         To the extent possible under the laws of this State, to bar known and unknown claims against the Company.

Article 8                                               TERM AND TERMINATION.

The term of this Agreement shall begin on the Effective Date and shall end upon the earlier of:

(a)         The date on which the Company ceases to exist under this Agreement or under other applicable law; and

(b)         The date on which the Parties determine to terminate the Agreement.

Article 9                                               MISCELLANEOUS PROVISIONS.

9.1                     ENTIRE AGREEMENT.

This Agreement contains the complete agreement between the parties concerning its subject matter, and it replaces all earlier agreements between them, whether written or oral, concerning its subject matter.

9.2                     AMENDMENTS.

No amendment of this Agreement or of the Certificate shall be valid unless it is set forth in a writing signed by both parties.

9.3                     NOTICES.

All notices under this Agreement shall be in writing.  They shall be sent by fax or by registered U.S. mail, return receipt requested, to the parties at their respective addresses as stated below:

If to the Company:	Superior Aluminum Alloys, LLC
7575 West Jefferson Blvd.
Fort Wayne, IN 46804
Fax: 260-969-3590

If to the Member:	OmniSource Corporation
7575 West Jefferson Blvd.
Fort Wayne, IN 46804
Fax: 260-969-3590

A party may change the party’s address for purposes of this Article 9.3 at any time upon reasonable notice to the other parties.  Notices shall be deemed to have been received when actually received.

9.4                     GOVERNING LAW.

This Agreement shall be governed exclusively by the laws of the Commonwealth of Virginia (exclusive of its laws relating to conflicts of law).

9.5                     CAPTIONS.

Captions in this Agreement are for convenience only and shall be deemed irrelevant in construing its provisions.

9.6                     INCORPORATION OF ARTICLES, ETC.

The Articles and all exhibits referred to in this Agreement are hereby incorporated in the Agreement and made an integral part of it.

9.7                     DEFINITION OF “INCLUDING,” “PERSON,” ETC.

The terms “including” and “includes” shall mean a partial definition.  The term “person” shall mean a natural person and any kind of entity.

“Member”	OMNISOURCE CORPORATION

Dated: May 1, 2009	By:	/s/ Theresa E. Wagler.
Theresa E. Wagler, Vice President

“Company”	SUPERIOR ALUMINUM ALLOYS, LLC

Dated: May 1, 2009	By: OmniSource Corporation, sole member

	By:	/s/ Theresa E. Wagler.
Theresa E. Wagler, Vice President